UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2004

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Indenture
First Amendment to Credit Agreement
Purchase Agreement
Registration Rights Agreement

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2004, NCI Building Systems, Inc. (NYSE: NCS) completed a private placement of $180 million principal amount of NCI’s 2.125% Convertible Senior Subordinated Notes due 2024. The notes were sold pursuant to a purchase agreement dated November 9, 2004 with initial purchasers UBS Securities LLC and Wachovia Capital Markets, LLC and were issued pursuant to an indenture between NCI and the Bank of New York, as trustee.

The notes and the underlying common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to a registration rights agreement dated November 16, 2004 among the NCI and the initial purchasers, NCI has agreed to register the notes under the Securities Act of 1933 within a specified time or pay additional amounts to the holders of notes.

NCI intends to use the proceeds from the offering to finance future and pending acquisitions, including approximately $17 million to pay the cash portion of the purchase price of Heritage Building Systems, Inc. and Steelbuilding.com. Pending NCI’s use of the net proceeds for acquisitions, it intends to invest the balance in short-term debt securities or similar investments.

The notes will bear interest at 2.125% per year and will mature on November 15, 2024. Interest will be payable on May 15 and November 15 of each year, beginning May 15, 2005. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and will accrue from November 16, 2004.

On or after November 20, 2009, NCI has the option to redeem the notes for cash equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including additional amounts, if any. On November 15, 2009, November 15, 2014 and November 15, 2019, noteholders may require NCI to purchase all or a portion of their notes for cash equal to the principal amount of the notes tendered for purchase, plus accrued and unpaid interest, including additional amounts, if any.

In addition, noteholders may require NCI to repurchase all or a portion of the notes on the occurrence of designated events, for cash at a repurchase price equal the principal amount, plus accrued and unpaid interest, including additional amounts, if any, plus, in the case of certain designated events that occur on or prior to November 15, 2009, a make whole premium, if any, payable solely in shares of common stock. The designated events include certain change of control transactions, a liquidation or dissolution of NCI and the common stock no longer being traded on a national securities exchange or the Nasdaq market.

The notes may be converted into cash or common stock, depending on the circumstances at the time of conversion. The initial conversion rate for the notes will be 24.9121 shares of common stock per $1,000 principal amount of the notes (which is equal to an initial conversion price of $40.14 per share), subject to adjustment under certain circumstances.

The notes will be convertible:

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•	during any calendar quarter commencing after December 31, 2004, and only during such calendar quarter, if the closing price of the common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the preceding calendar quarter; or

•	during the five business days after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of the common stock and the applicable conversion rate; provided, however, that the notes may not be converted if on any day during such measurement period the closing price of the common stock was between 100% and 120% of the then current conversion price of the notes; or

•	if the notes have been called for redemption; or

•	upon the occurrence of specified corporate transactions, which include certain dividends and distributions to NCI’s shareholders; or

•	upon the occurrence of certain designated events, which include certain change-of-control transactions, a liquidation or dissolution of NCI and the common stock no longer being traded on a national securities exchange or the Nasdaq market.

In connection with the offering of the notes, NCI amended its existing $325 million senior secured credit agreement so that it could (a) retain the proceeds from the offering (rather than apply them as a prepayment to the term debt outstanding under the credit agreement) for a period of 12, or in certain circumstances 18, months pending use of such funds for certain permitted acquisitions or to repay indebtedness outstanding that was incurred to finance permitted acquisitions (as defined in the credit agreement) within such period; and (b) so long as no default or event of default (as defined in credit agreement) has occurred or is continuing or would result therefrom: (i) make cash payments of interest and additional amounts, if any, on the notes; and (ii) pay cash to noteholders of notes upon conversion or if required to repurchase the notes by noteholders on or after November 15, 2009, so long as NCI can demonstrate compliance with the senior leverage ratio requirements then in effect under the credit agreement.

The above description is qualified by the terms of the purchase agreement, the registration rights agreement, the indenture and the amendment to the credit agreement, each of which is filed as an exhibit to this report, and which are specifically incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.

     See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

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     See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated November 16, 2004, between NCI Building Systems, Inc. and the Bank of New York, as trustee.

10.1	First Amendment to Credit Agreement, dated as of November 9, 2004, between NCI Building Systems, Inc, as borrower, A&S Building Systems, L.P., NCI Building Systems, L.P., Metal Building Components, L.P. and NCI Group, L.P., as Guarantors, and Wachovia National Bank, National Association, as Administrative Agent and Lender.

99.1	Purchase Agreement, dated November 9, 2004, among NCI Building Systems, Inc., UBS Securities LLC and Wachovia Capital Markets LLC.

99.2	Registration Rights Agreement, dated November 16, 2004, among NCI Building Systems, Inc., UBS Securities LLC and Wachovia Capital Markets LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Vice President and General Counsel

Dated: November 9, 2004

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INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Indenture, dated November 16, 2004, between NCI Building Systems, Inc. and the Bank of New York, as trustee.

10.1	First Amendment to Credit Agreement, dated as of November 9, 2004, between NCI Building Systems, Inc, as borrower, A&S Building Systems, L.P., NCI Building Systems, L.P., Metal Building Components, L.P. and NCI Group, L.P., as Guarantors, and Wachovia National Bank, National Association, as Administrative Agent and Lender.

99.1	Purchase Agreement, dated November 9, 2004, among NCI Building Systems, Inc., UBS Securities LLC and Wachovia Capital Markets LLC.

99.2	Registration Rights Agreement, dated November 16, 2004, among NCI Building Systems, Inc., UBS Securities LLC and Wachovia Capital Markets LLC.